UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2003

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10962 (Commission File Number)	95-3797580 (IRS Employer Identification No.)

2180 Rutherford Road
Carlsbad, California 92008-7328
(Address of Principal Executive Offices)

(760) 931-1771
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address of Principal Executive Offices, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

Item 2. Acquisition or Disposition of Assets.

     On September 15, 2003, Callaway Golf Company (the “Company”), completed the acquisition of substantially all of the assets of TFGC Estate Inc. (f/k/a The Top-Flite Golf Company, f/k/a Spalding Sports Worldwide, Inc., the “Seller”) and thereafter completed the valuation and settlement of certain additional assets related to Seller’s international operations (the “Acquisition”). The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement between the Seller and the Company, dated as of June 30, 2003, as amended (the “Asset Purchase Agreement”). The purchase price was initially determined through arms-length negotiation between the parties and was subject to certain contingencies, including the approval of the Acquisition by the U.S. Bankruptcy Court. In connection with the approval process, the court approved the Company as the “stalking horse” bidder, permitting other qualified bidders to submit higher and better bids for the subject assets than the Company’s bid. The court-ordered auction was conducted on September 3, 2003. The Company made the prevailing bid which was approved by the bankruptcy court on September 4, 2003.

     Pursuant to the court-approved bid, the Company agreed to acquire the Seller’s assets for approximately $174.3 million (approximately $169.3 million cash and the assumption of approximately $5.0 million of debt) and the assumption of certain operating obligations. The cash portion of the purchase price was subject to adjustments for the amount of working capital delivered at closing. The Seller delivered working capital (primarily inventory and accounts receivable), fixed assets (primarily plant and manufacturing equipment), and all of Seller’s golf patents, trademarks and intellectual property. Based on the actual amount of inventory and accounts receivable delivered, and certain other adjustments, the cash portion of the purchase price was adjusted downward by approximately $10.1 million. Accordingly, the adjusted cash portion of the purchase price was approximately $159.2 million. The purchase price is subject to further adjustment based upon the Company’s confirmation of the value of working capital acquired in connection with the Acquisition.

     The Company paid the cash purchase price for the Acquisition out of cash on hand. The Company intends to continue the U.S. and foreign operation of the acquired golf business, including the use of acquired assets in the manufacture of golf balls and golf clubs and the commercialization of existing Top-Flite, Strata and Ben Hogan brands, patents and trademarks.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired

     At the time of the filing of this report on Form 8-K, it is not practical to provide the financial statements required by Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by an amendment to this report, which amendment will be filed not later than 60 days after the date the initial report of the Acquisition must be filed.

(b) Pro Forma Financial Information

     At the time of the filing of this report on Form 8-K, it is not practical to provide the pro forma financial information required by Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by an amendment to this report, which amendment will be filed not later than 60 days after the date the initial report of the Acquisition must be filed.

(c) Exhibits

     Set forth below is a list of exhibits included as part of this Current Report:

Exhibit Number	Description of Exhibit

99.1	Asset Purchase Agreement between the Seller and the Company, dated as of June 30, 2003, incorporated herein by this reference to Exhibit 10.54 to the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission (“Commission”) on August 7, 2003 (file no. 1-10962).

99.2	Amendment No. 1 to Asset Purchase Agreement between the Seller and the Company, dated as of August 11, 2003.†

99.3	Amendment No. 2 to Asset Purchase Agreement between the Seller and the Company, dated as of September 4, 2003.†

99.4	Amendment No. 3 to Asset Purchase Agreement between the Seller and the Company, dated as of September 15, 2003.†

99.5	Amendment No. 4 to Asset Purchase Agreement between the Seller and the Company, dated as of September 30, 2003.†

† Included with this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2003

CALLAWAY GOLF COMPANY

	By:	/s/ Bradley J. Holiday

	Name: Title:	Bradley J. Holiday Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Asset Purchase Agreement between the Seller and the Company, dated as of June 30, 2003, incorporated herein by this reference to Exhibit 10.54 to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on August 7, 2003 (file no. 1-10962).

99.2	Amendment No. 1 to Asset Purchase Agreement between the Seller and the Company, dated as of August 11, 2003.

99.3	Amendment No. 2 to Asset Purchase Agreement between the Seller and the Company, dated as of September 4, 2003.

99.4	Amendment No. 3 to Asset Purchase Agreement between the Seller and the Company, dated as of September 15, 2003.

99.5	Amendment No. 4 to Asset Purchase Agreement between the Seller and the Company, dated as of September 30, 2003.